===============================================================================



                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of August 16, 2000


                                  by and among


                              MANDALAY RESORT GROUP


                                       and


                         BANC OF AMERICA SECURITIES LLC,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                         DEUTSCHE BANK SECURITIES INC.,
                           SALOMON SMITH BARNEY INC.,
                     CREDIT LYONNAIS SECURITIES (USA) INC.,
                           J.P. MORGAN SECURITIES INC.
                                       and
                    COMMERZBANK CAPITAL MARKETS CORPORATION,
                              as Initial Purchasers


===============================================================================

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of August 16, 2000 by and among MANDALAY RESORT GROUP, a Nevada corporation (the "COMPANY"),and BANC OF AMERICA SECURITIES LLC ("BANC OF AMERICA"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, DEUTSCHE BANK SECURITIES INC., SALOMON SMITH BARNEY INC., CREDIT LYONNAIS SECURITIES (USA) INC., J.P. MORGAN SECURITIES INC. and COMMERZBANK CAPITAL MARKETS CORPORATION (collectively, the "INITIAL PURCHASERS").

                  This Agreement is made pursuant to the Purchase Agreement dated August 9, 2000 by and among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT") that provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of $200,000,000 principal amount of the Company's 9 1/2% Senior Notes due 2008 (the "NOTES"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "ADDITIONAL INTEREST" see Section 2(e) hereof.

                  "ADVICE" see the last paragraph Section 3 hereof.

                  "APPLICABLE PERIOD" see Section 3(s) hereof.

                  "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

                  "CLOSING TIME" shall mean the Closing Time as defined in the Purchase Agreement.

                  "COMPANY" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

                  "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company; PROVIDED, HOWEVER, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

                  "EFFECTIVENESS PERIOD" see Section 2(b) hereof.

                  "EFFECTIVENESS TARGET DATE" see Section 2(e) hereof.

                  "EVENT DATE" see Section 2(e) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Notes pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-1, S-3 or S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "EXCHANGE PERIOD" see Section 2(a) hereof.

                  "EXCHANGE NOTES" shall mean the 9 1/2% Senior Notes due 2008, issued by the Company under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date, (ii) the transfer restrictions with respect to the Notes and all registration rights in respect thereof shall be eliminated and (iii) the provisions relating to Additional Interest to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer shall be eliminated).

                  "HOLDERS" shall mean the Initial Purchasers, for so long as they own any Transfer Restricted Notes, each of their direct and indirect successors, assigns and transferees who become registered owners of Transfer Restricted

         Notes under the Indenture and each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

                  "INDENTURE" shall mean the Indenture relating to the Notes dated as of August 16, 2000 between the Company and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "INITIAL PURCHASERS" shall have the meaning set forth in the preamble to this Agreement.

                  "INSPECTORS" see Section 3(m) hereof.

                  "ISSUE DATE" shall mean the date on which the Notes are originally issued.

                  "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Notes.

                  "BANC OF AMERICA" shall have the meaning set forth in the preamble to this Agreement.

                  "NOTES" shall have the meaning set forth in the preamble of this Agreement.

                  "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in Section 3(s) hereof.

                  "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "PRIVATE EXCHANGE" see Section 2(a) hereof.

                  "PRIVATE EXCHANGE NOTES" see Section 2(a) hereof.

                  "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

                  "RECORDS" see Section 3(m) hereof.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all applicable SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for Holders that are Initial Purchasers in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes) and compliance with the rules of the NASD, (iii) all applicable expenses incurred by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement,
         (iv) all rating agency fees, if any, (v) the fees and disbursements of counsel for the Company, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer
         Restricted Notes on any securities exchange or exchanges, if the Company, in its discretion, elects to make any such listing; but excluding fees of counsel to the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Notes by a Holder.

                  "REGISTRATION STATEMENT" shall mean any registration statement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) of the Company which covers any of the Exchange Notes or Transfer Restricted Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "SHELF REGISTRATION EVENT DATE" see Section 2(b).

                  "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2(b) hereof that covers all of the Transfer Restricted Notes or all of the Private Exchange Notes, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "TARGET CONSUMMATION DATE" see Section 2(a).

                  "TARGET EFFECTIVENESS DATE" see Section 2(a).

                  "TIA" shall have the meaning set forth in Section 3(k) hereof.

                  "TRANSFER RESTRICTED NOTES" means each Note until (i) the date on which such has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Note is distributed to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Note shall have been otherwise transferred by the holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

                  "TRUSTEE" shall mean the trustee with respect to the Notes under the Indenture.

                  2.  REGISTRATION UNDER THE SECURITIES ACT.

                  (a) EXCHANGE OFFER. The Company shall, for the benefit of the Holders, at the Company's cost, (i) unless the Exchange Offer would not be permitted by applicable law or SEC policy, file with the SEC within 30 days after the Closing Time an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the offer by the Company to the Holders to exchange all of the Transfer Restricted Notes (other than Private Exchange Notes (as defined below)) for a like principal amount of Exchange Notes, (ii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, use its best efforts to have such Exchange Offer Registration Statement declared effective under the Securities Act by the SEC not later than 120 days after the Closing Time (the "TARGET EFFECTIVENESS DATE"), (iii) have such Registration Statement remain effective until the closing of the Exchange Offer and (iv) unless the Exchange Offer would not be permitted by applicable law or SEC policy, commence the Exchange Offer and use its best efforts to issue, on or prior to the 150th day after the Closing Time (the "TARGET CONSUMMATION DATE"), Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to participate in the Exchange Offer to exchange Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Transfer Restricted Notes acquired directly from the Company for its own account, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Notes) and to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

                  In connection with the Exchange Offer, the Company shall:

                   (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "EXCHANGE PERIOD");

                  (iii) utilize the services of the Depositary for the Exchange Offer;

                  (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged; and

                   (v) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

                  If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and not having been sold in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "PRIVATE EXCHANGE") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Notes (the "PRIVATE EXCHANGE NOTES").

                  The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical to all material respects to the Indenture and that, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter. The Private Exchange Notes shall be of the same series as and the Company shall use all commercially reasonable efforts to have the Private Exchange Notes bear the same CUSIP number as the Exchange Notes. The Company shall not have any liability under this Agreement solely as a result of such Private Exchange Notes not bearing the same CUSIP number as the Exchange Notes.

                  The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange. As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

                   (i) accept for exchange all Transfer Restricted Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal that is an exhibit thereto;

                  (ii) accept for exchange all Notes properly tendered pursuant to the Private Exchange; and

                 (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, a new Exchange Note or Private Exchange Note, as the case may be, equal in principal amount to the principal amount of the Transfer Restricted Notes surrendered by such Holder and accepted for exchange.

                  To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Each Holder of Transfer Restricted Notes who wishes to exchange such Transfer Restricted Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Transfer Restricted Notes in the Exchange Offer.

                  Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Transfer Restricted Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register Transfer Restricted Notes (other than Private Exchange Notes) pursuant to
Section 2(b) hereof.

                  (b) SHELF REGISTRATION. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) the Exchange Offer is not for any other reason consummated by the Target Consummation Date, (iii) any holder of Notes notifies the Company that (a) due to a change in law or policy, in the opinion of counsel, it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy, in the opinion of counsel, it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and (x) the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder and
(y) such prospectus is not promptly amended or modified in order to be suitable for use in connection with such resales for such holder and all similarly situated holders or (c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,
(iv) the holders of a majority of the Notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws or (v) the Exchange Offer shall not have been consummated within 150 days after the Issue Date (the date of any of (i)-(v), the "SHELF REGISTRATION EVENT DATE"), then the Company shall, at its cost, use its best efforts to cause to be filed a Shelf Registration Statement prior to the later of (A) 30 days after the Shelf Registration Event Date and
(B) 150 days after the Issue Date and use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after the filing of the Shelf Registration Statement. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

                  The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for a period of two years from the Issue Date (subject to extension pursuant to the last paragraph of Section 3 hereof) (or such shorter period that will terminate when all of the Transfer Restricted Notes covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding) (the "EFFECTIVENESS PERIOD"); PROVIDED, HOWEVER, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein. The Company shall not permit any securities other than Transfer Restricted Notes to be included in the Shelf Registration. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) EXPENSES. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof and the reasonable fees and expenses of one counsel, if any, designated in writing by the Ma-jority Holders to act as counsel for the Holders of the Transfer Restricted Notes in connection with a Shelf Registration Statement. Except as provided in the preceding sentence, each Holder shall pay all expenses of its own counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted
Notes pursuant to the Shelf Registration Statement.

                  (d) EFFECTIVE REGISTRATION STATEMENT. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Transfer Restricted Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Notes may legally resume. The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Notes covered thereby not being able to exchange or offer and sell such Transfer Restricted Notes during that period, unless such action is required by applicable law and except as otherwise provided in the second paragraph of Section 2(e) below.

                  (e) ADDITIONAL INTEREST. In the event that (i) the applicable Registration Statement is not filed with the SEC on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement is not declared effective on or prior to the date specified herein for such effectiveness after such obligation arises (the "EFFECTIVENESS TARGET DATE"),
(iii) if the Exchange Offer is required to be consummated hereunder, the Company fails to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the applicable Registration Statement is filed and declared effective during the period effectiveness is required by Section 2(e) and 3(a) but shall thereafter cease to be effective or usable without being succeeded immediately by an additional Registration Statement covering the Transfer Restricted Notes that has been filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the interest rate on the Transfer Restricted Notes as to which such Registration Default relates will increase ("ADDITIONAL INTEREST"), with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default in an amount equal to 0.25% per annum of the principal amount of the Notes. The rate of additional Interest will increase by an additional 0.25% per annum of the principal amount of the Notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum amount of 1.00% of the principal amount of the Notes. Additional Interest shall be computed based on the actual number of days elapsed during which any such Registration Defaults exists. Following the cure of a Registration
Default, the accrual of Additional Interest with respect to such Registration Default will cease.

                  If the Company issues a notice that the Shelf Registration Statement is unusable due to the pendency of an announcement of a material corporate transaction, or such notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable due to all such notices issued or required to be issued exceeds 60 days in the aggregate, then the interest rate borne by the Notes will be increased by 0.25% per annum of the principal amount of the Notes for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Notes at the beginning of each subsequent 90-day period (or portion thereof), up to a maximum amount of 1.00% of the principal amount of the Notes. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Notes will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

                  The Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the

Holders of Transfer Restricted Notes, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

                  3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

                    (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
         Section 2 hereof. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein without the Holders being afforded an opportunity to review such documentation a reasonable time prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

                    (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

                    (c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Notes, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Notes is being filed and advising such Holder that the distribution of Transfer Restricted Notes will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Transfer Restricted Notes, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the disposition of the Transfer Restricted Notes; and (iii) subject to the last paragraph of Section 3 hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by such Prospectus or any amendment or supplement thereto subject to the limitations on the use thereof provided in Sections 2(d) and 2(e);

                    (d) in the case of a Shelf Registration, use its best efforts to register or qualify, as may be required by applicable law, the Transfer Restricted Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Transfer Restricted Notes covered by a Registration Statement shall reasonably request in advance of such date of effectiveness, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to
         (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                    (e) in the case of (1) a Shelf Registration or (2) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(s) hereof, notify each Holder of Transfer Restricted Notes, or such Participating Broker-Dealers, as the case may be, and their counsel if known to the Company, if any, promptly and confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective,
         (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Transfer Restricted Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

                    (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

                    (g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                    (h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Notes covered by such Shelf Registration to be sold and relating to the subsequent transfer of such Notes; and cause such Transfer Restricted Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Transfer Restricted Notes;

                    (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by
         Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                    (j) obtain a CUSIP number for all Exchange Notes or Private Exchange Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with the Depositary;

                    (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Transfer Restricted Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                    (l) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Notes, and in such connection, (i) make such representations and warranties to Holders of such Transfer Restricted Notes with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;
         (ii) obtain opinions of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the Holders of a majority in principal amount of the Transfer Restricted Notes being sold, addressed to each selling Holder covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the selling Holders of Transfer Restricted Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such selling Holders; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to the Company and the Holders of a majority in aggregate principal amount of Transfer Restricted Notes covered by such Registration with respect to all parties to be indemnified pursuant to said Section including, without limitation, such selling Holders). The above shall be done at each closing in respect of the sale of Transfer Restricted Notes, or as and to the extent required thereunder;

                    (m) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by each such person who would be an "underwriter" as a result of either (i) the sale by such person of Notes covered by such Shelf Registration Statement or (ii) the sale during the Applicable Period by a Participating Broker-Dealer of Exchange Notes (provided that a Participating Broker-Dealer shall not be deemed to be an underwriter solely as a result of it being required to deliver a prospectus in connection with any resale of Exchange Notes) and any attorney, accountant or other agent retained by any such person (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement during a period with respect to which the Company has not given notice that the Registration Statement is unusable, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public, and, in the instances referred to in clauses (i) and (ii), the notice to the Company and related provisions described in this Section 2(m) have been complied with. Each selling Holder of such Transfer Restricted Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Transfer Restricted Notes and each such Participating
         Bro-
         ker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is necessary to avoid or correct a material misstatement or omission under the circumstances described in clause (i) above, give notice to the Company and allow the Company at its expense to correct the material misstatement or omission. Each selling Holder of such Transfer Restricted Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                    (n) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

                    (o) upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Transfer Restricted Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that (i) the Company has duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes, as the case may be, and (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (in each case, with customary exceptions);

                    (p) if an Exchange Offer or a Private Exchange is to be consummated, upon proper delivery of the Transfer Restricted Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Transfer Restricted Notes and on the books of the Trustee, the Transfer Agent, the Registrar and the Depositary delivered by such Holders that such Transfer Restricted Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; but in no event shall such Transfer Restricted
         Notes be marked as paid or otherwise satisfied solely as a result of being exchanged for Exchange Notes or Private Exchange Notes in the Exchange Offer or the Private Exchange, as the case may be;

                    (q) cooperate with each seller of Transfer Restricted Notes covered by any Registration Statement participating in the disposition of such Transfer Restricted Notes and one counsel acting on behalf of all such sellers in connection with the filings, if any, required to be made with the NASD;

                    (r) use its best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Notes covered by a Registration Statement contemplated hereby; and

                    (s) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to Banc of America, as representative of the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer (a "PARTICIPATING BROKER-DEALER") that holds Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Banc of America, as representative of the Initial Purchasers, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Transfer Restricted Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Ex-change Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request;
         (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, (iv) use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes; PROVIDED, HOWEVER, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "APPLICABLE PERIOD"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "If the exchange offeree is a broker-dealer holding Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Transfer Restricted Notes pursuant to the Exchange Offer;"

         and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Notes, such broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

             (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver, upon request, to the Trustee or to Participating Broker-Dealers upon con-summation of the Exchange Offer (i) an opinion of counsel substantially in the form attached hereto as Exhibit A, and (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(d) of the Purchase Agreement.

                  The Company may require each seller of Transfer Restricted Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the proposed distribution of such Transfer Restricted Notes, as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Notes of any seller who fails to furnish such information within a reasonable time (not to exceed 10 Business Days) after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity forgone, or any liability incurred, as a result of the Company's decision to exclude such seller.

                  In the case of (1) a Shelf Registration Statement or (2) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(s) hereof, that are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Transfer Restricted Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement or Prospectus and, in the case of an amendment, have such amendment declared effective as soon as practicable and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice.

                  4. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Transfer Restricted Notes, their respective affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), covering Transfer Restricted Notes or Exchange Notes, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Sections 4(c) and 4(d) below) any such settlement is effected with the prior written consent of the Company; and

                 (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen by Banc of America, such Holder, such Participating Broker-Dealer or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of such Initial Purchaser, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus if such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter failed to send or deliver a copy of the Prospectus (in the form it was first provided to such parties for confirmation of sales) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where the Company shall have previously furnished copies thereof to such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter, as the case may be, in accordance with this Agreement, at or prior to the written confirmation of the sale of such Notes to such Person and the untrue statement contained in or the omission from the preliminary prospectus was corrected in the Final Prospectus (or any amendment or supplement thereto). Any amounts advanced by the Company to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company if it shall be finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Transfer Restricted Notes and the other selling Holders and each of their respective directors and each Person, if any, who controls any of the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling Holder with respect to such Holder expressly for use in the Registration Statement
(or any supplement thereto), or any such Prospectus (or any amendment thereto); PROVIDED, HOWEVER, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Notes pursuant to the Shelf Registration Statement; PROVIDED, FURTHER, HOWEVER, that for purposes of Section 4(a)(iii), such counsel shall (subject to Section 4(c) hereof) be chosen by the Company.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, one counsel to all the indemnified parties shall be selected by Banc of America, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes a full and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and the offer and sale of any Notes and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a)(iii) above, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses the indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) pro-vides written notice to the indemnified party which states the indemnifying party's basis for its belief that any unpaid balance of such request is unreasonable, in each case prior to the date of such settlement.

                  (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, the Initial Purchasers and the Holders, as applicable, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Initial Purchasers and the Holders; PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Initial Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Transfer Restricted Notes, the Participating Broker-Dealer or Initial Purchaser, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company on the one hand and the Holder of Transfer Restricted Notes, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holder of Transfer Restricted Notes, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Holders of the Transfer Restricted Notes and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

                  For purposes of this Section 4, each affiliate of any Person, if any, who controls a Holder of Transfer Restricted Notes, an Initial Purchaser or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other Person, and each director of the Company, each affiliate of the Company, each executive officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  5.  MISCELLANEOUS.

                  (a) RULE 144 AND RULE 144A. The Company shall provide to each Holder such reports as are required under Section 4.07 of the Indenture and, upon the request of any Holder of Transfer Restricted Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, and (c) take such further action, if any, that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the reasonable request of any Holder of Transfer Restricted Notes, the Company will deliver to such Holder a written statement as to whether they have complied with such requirements.

                  (b) NO INCONSISTENT AGREEMENTS. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement in any way conflict with and are not, and will not during the term of this Agreement be inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any other agreements entered into by the Company.

                  (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Majority Holders; PROVIDED, HOWEVER, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Transfer Restricted Notes or the Company unless consented to in writing by such Holder of Transfer Restricted Notes or the Company, as the case may be.

                  (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(d).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                  (f) THIRD PARTY BENEFICIARY. Each of the Initial Purchasers and each Holder shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York City time.

                  (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) NOTES HELD BY THE COMPANY OR ANY OF ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Company or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       MANDALAY RESORT GROUP

                                       By: /s/ GLENN SCHAEFFER
                                          --------------------------------
                                          Name: Glenn Schaeffer
                                          Title: President

Confirmed and accepted as of
   the date first above written:

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEUTSCHE BANK SECURITIES INC.
SALOMON SMITH BARNEY INC.,

  as Representatives of the Initial Purchasers

By:  Banc of America Securities LLC

By: /s/ BRUCE R. THOMPSON
    ------------------------------------
    Name: Bruce R. Thompson
    Title: Managing Director

                                                                       EXHIBIT A

                           FORM OF OPINION OF COUNSEL

                  1. Each of the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes and schedules thereto and other financial and statistical information and supplemental schedules included or referred to therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), complies as to form in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations promulgated under the Securities Act.

                  2. In the course of such counsel's review and discussion of the contents of the Exchange Offer Registration Statement and the Prospectus with certain officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, but without independent check or verification or responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing (relying as to materiality to a large extent upon representations and opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which cause such counsel to believe that the Exchange Offer Registration Statement (other than the financial statements, notes and schedules thereto and other financial and statistical information contained or referred to therein and the Form T-1, as to which such counsel need express no belief), at the time the Exchange Offer Registration Statement became effective and at the time of the consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements, notes and schedules thereto and other financial and statistical information contained or referred to therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.